Exhibit 21.1
Subsidiaries of the Registrant(1)
as of December 31, 2013

Assured Guaranty Re Ltd. (Bermuda domiciled subsidiary of Assured Guaranty Ltd.)
Assured Guaranty Credit Protection (Cayman) Ltd. (Cayman Islands domiciled company)[2]
Cypress Point Funding Limited (Cayman Islands domiciled 23% owned subsidiary of Assured Guaranty Re Ltd.) [3]
Assured Guaranty Overseas US Holdings Inc. (Delaware domiciled subsidiary of Assured Guaranty Re Ltd.)
Assured Guaranty Re Overseas Ltd. (Bermuda domiciled subsidiary of Assured Guaranty Overseas US Holdings Inc.)
Assured Guaranty Mortgage Insurance Company (New York domiciled subsidiary of Assured Guaranty Re Overseas Ltd.)
AG Intermediary Inc. (New York domiciled subsidiary of Assured Guaranty Re Overseas Ltd.)
Assured Guaranty Finance Overseas Ltd. (England domiciled subsidiary of Assured Guaranty Ltd.)
Cedar Personnel Ltd. (Bermuda domiciled subsidiary of Assured Guaranty Ltd.)
Assured Guaranty US Holdings Inc. (Delaware domiciled subsidiary of Assured Guaranty Ltd.)
Assured Guaranty Municipal Holdings Inc. (New York domiciled subsidiary of Assured Guaranty US Holdings Inc.)
FSA Portfolio Management Inc. (New York domiciled subsidiary of Assured Guaranty Municipal Holdings Inc.)
Transaction Services Corporation (New York domiciled subsidiary of Assured Guaranty Municipal Holdings Inc.)
Assured Guaranty Municipal Corp. (New York domiciled subsidiary of Assured Guaranty Municipal Holdings Inc.)
Assured Guaranty (Europe) Ltd. (England domiciled subsidiary of Assured Guaranty Municipal Corp.)
Municipal Assurance Holdings Inc. (Delaware domiciled 60.7% owned subsidiary of Assured Guaranty Municipal Corp. and 39.3% owned subsidiary of Assured Guaranty Corp.)
Municipal Assurance Corp. (New York domiciled subsidiary of Municipal Assurance Holdings Inc.)
Assured Guaranty (UK) Services Limited (England domiciled subsidiary of Assured Guaranty US Holdings Inc.)
Assured Guaranty Corp. (Maryland domiciled subsidiary of Assured Guaranty US Holdings Inc.)
Prescott, LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)
Assured Guaranty (UK) Ltd. (England domiciled subsidiary of Assured Guaranty Corp.)

AG PFC Holding LLC (Delaware domiciled subsidiary of Assured Guaranty Corp.)
AGFP Holdings LLC (Delaware domiciled subsidiary of AG PFC Holding LLC)
Portfolio Funding Company LLC I (Delaware domiciled 50% owned subsidiary of AGFP Holdings LLC) [4]
AG Financial Products Inc. (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)
AG Analytics Inc. (Delaware domiciled subsidiary of Assured Guaranty US Holdings Inc.)

(1)	All subsidiaries are wholly owned except for Assured Guaranty Credit Protection (Cayman) Ltd., Cypress Point Funding Limited, and Portfolio Funding Company LLC I.

(2)
Assured Guaranty Credit Protection (Cayman) Ltd. is wholly owned by Maples FS Limited, an entity that is not owned or controlled by Assured Guaranty Ltd. The sole director of Assured Guaranty Credit Protection (Cayman) Ltd. is an officer of Assured Guaranty Re Ltd.

(3)	The remaining 77% of Cypress Point Funding Limited (Cayman) is 23% owned by XL Insurance Ltd. and 54% owned by Maples FS Limited.
(4)    The remaining 50% of Portfolio Funding Company LLC I is owned by a subsidiary of Goldman, Sachs & Co.